Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

September 10, 2021

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as counsel to Capital Senior Living Corporation, a Delaware corporation (the “Company”), in connection with (i) the proposed transactions contemplated by the Investment Agreement, dated as of July 22, 2021 (the “Investment Agreement”) by and among the Company and Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP and (ii) the issuance by the Company to the holders of its common stock, par value $0.01 per share (“Common Stock”), of non-transferable rights (the “Rights”) entitling the holders of such Rights to subscribe for and purchase, upon exercise of the Rights, up to an aggregate of 2,190,599 shares of Common Stock (the “Shares”). The Shares are being offered pursuant to Registration Statement on Form S-3 (File No. 333-237624) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2020 and as amended on April 30, 2020 and declared effective on May 6, 2020, and the related prospectus contained in the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement, dated September 10, 2021 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended, the Second Amended and Restated Bylaws of the Company, the Registration Statement, the Prospectus, the Investment Agreement, relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and, when issued, sold and paid for in accordance with the terms and subject to the conditions set forth in the Prospectus and in accordance with the terms and subject to the conditions set forth in the Investment Agreement, the Shares will be validly issued, fully paid and non-assessable.

BRUSSELS    CHICAGO    FRANKFURT     HOUSTON    LONDON    LOS  ANGELES    MILAN

NEW  YORK    PALO  ALTO     PARIS    ROME    SAN  FRANCISCO    WASHINGTON

Capital Senior Living Corporation

September 10, 2021

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other country, state or jurisdiction.

The opinions expressed herein are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions expressed herein are rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP